Exhibit 4.2

LYNTRIS INC.

INCORPORATED UNDER THE LAWS OF

THE STATE OF DELAWARE

AMENDED AND RESTATED BYLAWS

(Adopted as of July 23, 2026 -

Effective upon the effectiveness of the registration statement relating to the Company’s initial public offering)

ARTICLE I

OFFICES.

The registered office of Lyntris Inc. (the “Corporation”) shall be located in the state of Delaware and shall be at such address as shall be set forth in the Amended and Restated Certificate of Incorporation. The registered agent of the Corporation at such address shall be as set forth in the Amended and Restated Certificate of Incorporation. The Corporation may also have such other offices at such other places, within or without the State of Delaware, as the Board of Directors may from time to time designate or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS.

Section 1. Place of Meetings. The Board of Directors may designate a place, if any, either within or outside the State of Delaware, as the place of meeting for any annual meeting or for any special meeting of stockholders. The Board of Directors may, in its sole discretion, determine that a meeting of the stockholders shall not be held at any place, but may instead be held solely by means of remote communication.

Section 2. Annual Meeting. The annual meeting of stockholders shall be held on such date and at such time as is specified by resolution of the Board of Directors. At the annual meeting, stockholders shall elect directors to succeed those whose terms expire at such annual meeting and transact such other business as properly brought before the annual meeting, including matters properly brought pursuant to Section 10 of this ARTICLE II of these Amended and Restated Bylaws (these “Bylaws”)..

Section 3. Special Meetings. Special meetings of the stockholders may only be called in the manner provided in the Amended and Restated Certificate of Incorporation. The Board of Directors may postpone, reschedule or cancel any special meeting of stockholders previously scheduled by the Board of Directors. Any business transacted at any special meeting of stockholders shall be limited to the purpose or purposes stated in the notice of the meeting.

Section 4. Notice of Meetings. Whenever stockholders are required or permitted to take action at a meeting, notice of the meeting shall be given that shall state the place, if any, date and time of the meeting of the stockholders, the means of remote communications, if any, by which stockholders and proxyholders not physically present may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given, not less than 10 nor more than 60 days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the General Corporation Law of the State of Delaware, as the same may be amended from time to time (the “DGCL”) or the Amended and Restated Certificate of Incorporation.

(a) Form of Notice. Except as otherwise set forth herein, all such notices may be given in any manner permitted by the DGCL. If mailed, such notice shall be deemed given when deposited in the United States mail, postage prepaid, addressed to the stockholder at his, her or its address as the same appears on the records of the Corporation. If given by courier, such notice shall be deemed given at the earlier of when the notice is received or left at such stockholder’s address. Subject to the limitations of Section 4(c) of this ARTICLE II, if given by electronic transmission, such notice shall be deemed to be delivered: (i) if given by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice by facsimile; (ii) if by electronic mail, when directed to such stockholder’s electronic mail address; (iii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (x) such posting and (y) the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the stockholder. An affidavit of the secretary or an assistant secretary of the Corporation, the transfer agent of the Corporation or any other agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

(b) Waiver of Notice. Whenever notice is required to be given under any provisions of the DGCL, the Amended and Restated Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the stockholder entitled to notice, or a waiver by electronic transmission given by the stockholder entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any meeting of the stockholders of the Corporation need be specified in any waiver of notice of such meeting. Attendance of a stockholder of the Corporation at a meeting of such stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened and does not further participate in the meeting.

(c) Notice by Electronic Transmission. Without limiting the manner by which notice otherwise may be given effectively to stockholders of the Corporation pursuant to the DGCL, the Amended and Restated Certificate of Incorporation or these Bylaws, any notice to stockholders of the Corporation given by the Corporation under any provision of the DGCL, the Amended and Restated Certificate of Incorporation or these Bylaws shall be effective if given by electronic mail complying with the DGCL or other form of electronic transmission, which other form has been consented to by the stockholder of the Corporation to whom the notice is given. Any such consent is revocable by the stockholder by notice to the Corporation. Notice may not be given by electronic transmission from and after the time: (i) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation; and (ii) such inability becomes known to the secretary or an assistant secretary of the Corporation or to the transfer agent or other person responsible for the giving of notice; provided, however, that the inadvertent failure to discover such inability shall not invalidate any meeting or other action. For purposes of these Bylaws, except as otherwise limited by applicable law, the term “electronic transmission” means any form of communication not directly involving the physical transmission of paper, including, without limitation, the use of, or participation in, one or more electronic networks or databases (including, without limitation, one or more distributed electronic networks), that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such recipient through an automated process.

Section 5. Quorum. The holders of a majority in voting power of the outstanding capital stock entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders, except as otherwise provided by law, by the Amended and Restated Certificate of Incorporation or these Bylaws. If a quorum is not present, the chairperson of the meeting or the holders of a majority of the voting power present in person or represented by proxy at the meeting and entitled to vote at the meeting may adjourn the meeting to another time or place from time to time until a quorum shall be present in person or represented by proxy. When a specified item of business requires a vote by a class or series (if the Corporation shall then have outstanding shares of more than one class or series) voting as a separate class or series, the holders of a majority in voting power of the outstanding stock of such class or series shall constitute a quorum (as to such class or series) for the transaction of such item of business. A quorum once established at a meeting shall not be broken by the withdrawal of enough votes to leave less than a quorum.

Adjourned Meetings. Any meeting of stockholders, annual or special, may be adjourned by the chairperson of the meeting from time to time whether or not there is a quorum to reconvene at the same or some other place. When a meeting is adjourned to another time or place (including, without limitation, an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), notice need not be given of the adjourned meeting if the place, if any, date and time thereof, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are: (i) announced at the meeting at which the adjournment is taken; (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxyholders to participate in the meeting by means of remote communication; or (iii) set forth in the notice of meeting given in accordance with Section 4 of this ARTICLE II. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and, except as otherwise required by law, shall not be more than 60 days nor less than 10 days before the date of such adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

Section 6. Voting List. The Corporation shall prepare, no later than the 10th day before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each such stockholder and the number of shares registered in the name of each such stockholder; provided, however, if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the 10th day before the meeting date. Nothing contained in this Section 6 of ARTICLE II shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least 10 days prior to the meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the Corporation. In the event the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. Except as otherwise provided by law, the list shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 6 of ARTICLE II or to vote in person or by proxy at any meeting of stockholders.

Section 7. Vote Required. Subject to the rights of the holders of any series of preferred stock then-outstanding, when a quorum has been established, all matters other than the election of directors shall be determined by the affirmative vote of the majority of voting power of capital stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter, unless by express provisions of an applicable law, the rules of any stock exchange upon which the Corporation’s securities are listed, any regulation applicable to the Corporation or its securities, the Amended and Restated Certificate of Incorporation or these Bylaws, a minimum or different vote is required, in which case such minimum or different vote shall be the vote required on such matter. Except as otherwise provided in the Amended and Restated Certificate of Incorporation, directors shall be elected by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon.

Section 8. Voting Rights. Subject to the rights of the holders of any series of preferred stock then-outstanding, except as otherwise provided by the DGCL, or the Amended and Restated Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote in person or by proxy for each share of capital stock held by such stockholder which has voting power upon the matter in question. Voting at meetings of stockholders need not be by written ballot.

Section 9. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

Section 10. Advance Notice of Stockholder Business and Director Nominations.

(a) Annual Meetings of Stockholders. Except as provided in Sections 10(c)(i) and 11(e) of this ARTICLE II, nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of the stockholders only as (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or any duly authorized committee thereof, (B) brought by or at the direction of the Board of Directors or any duly authorized committee thereof, or (C) otherwise properly brought by any stockholder of the Corporation who (1) was a stockholder of record (a) at the time of giving of notice provided for in Section 10(a) (ii) of this ARTICLE II, (b) on the record date for determination of stockholders of the Corporation entitled to vote at the meeting, and (c) at the time of the annual meeting, (2) is entitled to vote at the meeting and (3) complies with the procedures set forth in this Section 10(a) of ARTICLE II. For the avoidance of doubt, the foregoing clause (C) of this Section 10(a) of ARTICLE II shall be the exclusive means for a stockholder to nominate for election or reelection to the Board of Directors any director or propose such business (other than business included in the Corporation’s proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or any other applicable federal or state securities law) before an annual meeting of stockholders.

(i) In addition to any other applicable requirements, for any nomination or other business proposal to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of Section 10(a) of this ARTICLE II, the stockholder must have given timely notice thereof in proper form and in writing (and not by electronic transmission) to the Secretary at the principal executive office of the Corporation and any such proposed business must be a proper matter for stockholder action under the DGCL. To be timely, a stockholder’s notice for such business must be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the Close of Business (as defined below) on the 120th day prior to the first anniversary of the date of the preceding year’s annual meeting of stockholders nor later than the Close of Business on the 90th day prior to the first anniversary of the date of the preceding year’s annual meeting of stockholders (which date shall, for purposes of the Corporation’s first annual meeting of stockholders after its shares of Common Stock (as defined in the Amended and Restated Certificate of Incorporation) are first publicly traded, be deemed to have occurred on February 13, 2025); provided that if the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, or if no annual meeting was held in the preceding year (other than for purposes of the Corporation’s first annual meeting of stockholders after its shares of Common Stock are first publicly traded), such stockholder’s notice to be timely must be so delivered not earlier than the Close of Business on the 120th day prior to the date of such annual meeting and not later than the Close of Business on the later of (A) the 10th day following the day the Public Announcement (as defined below) of the date of the annual meeting is first made or (B) the 90th day prior to the date of the annual meeting. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. For the avoidance of doubt, a stockholder shall not be entitled to make additional or substitute nominations following the expiration of the time periods set forth in these Bylaws. Notwithstanding anything in this Section 10(a)(i) of ARTICLE II to the contrary, if the number of directors to be elected to the Board of Directors at an annual meeting is increased after the time period for which notice of such nominations would otherwise be due under this Section 10 of ARTICLE II and there is no Public Announcement by the Corporation naming the additional nominees for additional directorships at least ten (10) days prior to the last day a stockholder may deliver a notice of nomination pursuant to this Section 10 of ARTICLE II, then a stockholder’s notice required by this Section 10 of ARTICLE II shall be considered timely, but only with respect to nominees for the additional directorships, if it is in proper form and received by the Secretary at the principal office of the Corporation not later than the Close of Business on the tenth (10th) day following the day on which Public Announcement of such additional nominees is first made by the Corporation.

(ii) To be in proper form, a stockholder’s notice to the Secretary (whether given pursuant to Section 10(a) or Section 10(b) of this ARTICLE II) must:

(A) if the notice relates to any business other than the nomination of a director or directors that the stockholder proposes to bring before the meeting, set forth (1)(a) a brief description of the business desired to be brought before the annual meeting and (b) the text, if any, of the proposal or business (including, without limitation, the text of any resolutions or actions proposed for consideration and if such business includes a proposal to amend these Bylaws, the specific language of the proposed amendment), (2) the reasons for conducting such business at the meeting and any material interest in such business of each Proposing Person (as defined below) and (3) a description of all agreements, arrangements and understandings between each Proposing Person and any other person or persons (including, without limitation, their names) in connection with the proposal of such business by such stockholder;

(B) set forth, as to each Proposing Person: (1) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Corporation’s books and records), (2)(a) the class or series and number of shares of stock of the Corporation which are directly or indirectly held of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Person (provided that for purposes of this Section 10(a)(ii)(B) of ARTICLE II, any such person shall in all events be deemed to beneficially own any shares of the Corporation as to which such person has a right to acquire beneficial ownership at any time in the future); (b) the full notional amount of any securities that, directly or indirectly, underlie any “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) under the Exchange Act) (“Synthetic Equity Position”) and that is, directly or indirectly, held or maintained by such Proposing Person with respect to any shares of any class or series of shares of the Corporation; provided that for purposes of the definition of “Synthetic Equity Position,” the term “derivative security” shall also include any security or instrument that would not otherwise constitute a “derivative security” as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination; and, provided further that any Proposing Person satisfying the requirements of Rule 13d-1(b)(1) under the Exchange Act (other than a Proposing Person that so satisfies Rule 13d-1(b)(1) under the Exchange Act solely by reason of Rule 13d-1(b)(1)(ii)(E)) shall not be deemed to hold or maintain the notional amount of any securities that underlie a Synthetic Equity Position held by such Proposing Person as a hedge with respect to a bona fide derivatives trade or position of such Proposing Person arising in the ordinary course of such Proposing Person’s business as a derivatives dealer; (c) any rights to dividends on any security of the Corporation owned beneficially by such Proposing Person that are separated or separable from the underlying security of the Corporation; (d) any proportionate interest in shares of stock or other securities of the Corporation or Synthetic Equity Position held, directly or indirectly, by a general or limited partnership or limited liability company or other entity in which such Proposing Person is a general partner or directly or indirectly beneficially owns an interest in a general partner, is the manager, managing member or directly or indirectly beneficially owns an interest in the manager or managing member of a limited liability company or other entity; (e) any material pending or threatened action, suit or proceeding (whether civil, criminal, investigative, administrative or otherwise) in which such Proposing Person is a party or a material participant involving the Corporation, or any of its directors or officers, or any Affiliate (as defined below) of the Corporation; (f) any other material relationship between such Proposing Person, on the one hand, and the Corporation or any Affiliate of the Corporation, on the other hand; (g) any direct or indirect material interest of such Proposing Person in any material contract or agreement with the Corporation or any Affiliate of the Corporation; and (h) any other information that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies or consents (even if a solicitation is not involved) in support of the nomination or other business proposed to be brought before the meeting pursuant to Regulation 14A of the Exchange Act and the rules and regulations promulgated thereunder, (3) a representation such Proposing Person intends or is part of a group which intends (a) to deliver a proxy statement or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect any nominee or approve or adopt the other business being proposed, or (b) otherwise to solicit proxies or votes from stockholders in support of such nomination or other business, and (4) if the notice relates to the nomination of a director or directors, the information and statement required by Rule 14a-19(b) of the Exchange Act (or any successor provision);

(C) additionally set forth, as to each Proposing Person whom the Noticing Stockholder (as defined below) proposes to nominate for election or reelection to the Board of Directors, if any, (1) a complete and accurate description of all agreements, arrangements and understandings (whether written or oral) between or among any Proposing Person, on the one hand, and such proposed nominee or his or her respective Associates (as defined below), on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Proposing Person were the “registrant” for purposes of such rule and such proposed nominee were a director or executive officer of such registrant, and (2) whether (a) such proposed nominee has notified the board of each publicly listed company at which such person serves as an officer, executive officer or director with respect to such person’s proposed nomination for election to the Board of Directors; (b) such proposed nominee, as applicable, has received all necessary consents to serve on the Board of Directors if so nominated and elected or otherwise appointed (or, if any such consents have not been received, how such person intends to address such failure to receive such necessary consents); and (c) such proposed nominee’s nomination, election or appointment, as applicable, would violate or contravene any contract or corporate governance policy, including, without limitation, a conflicts of interest or “overboarding” policy of any publicly listed company at which such person serves as an officer, executive officer or director, and, if so, a description of how such person intends to address such violation or contravention; and

(D) with respect to each nominee for election or reelection to the Board of Directors, include a completed and signed questionnaire, representation and agreement and any and all other information required by Section 10(d) of this ARTICLE II;

provided, however, that the disclosures required by this Section 10(a)(ii) of ARTICLE II shall not include any disclosures with respect to any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner.

(iii) A Noticing Stockholder shall further update and supplement its notice of any nomination or other business proposed to be brought before a meeting, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 10(a) of ARTICLE II shall be true and correct (A) as of the record date for determining the stockholders entitled to vote at the meeting and (B) as of the date that is 10 Business Days (as defined below) prior to the meeting or any adjournment, recess, rescheduling or postponement thereof. Such update and supplement shall be delivered to the Secretary not later than five Business Days after the later of the record date or the date a Public Announcement of the notice of the record date is first made (in the case of the update and supplement required to be made as of the record date for the meeting) and not later than eight Business Days prior to the date of the meeting, if practicable (or, if not practicable, on the first practicable date prior to the meeting), or any adjournment, recess, rescheduling or postponement thereof (in the case of the update and supplement required to be made as of 10 Business Days prior to the meeting or any adjournment, recess, rescheduling or postponement thereof).

(iv) The Corporation may also, as a condition to any such nomination or other business being deemed properly brought before an annual meeting, require any Noticing Stockholder or any proposed nominee to deliver to the Secretary, within five Business Days of any such request, such other information as may reasonably be requested by the Board of Directors to determine (A) whether such nomination or business has been made in compliance with the procedures set forth in this Section 10 of ARTICLE II, (B) whether a proposed nominee qualifies as an “independent director” or “audit committee financial expert” under applicable law, securities exchange rule or regulation, or any publicly disclosed corporate governance guideline or committee charter of the Corporation and (3) the independence, or lack thereof, of a proposed nominee.

(b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the notice of meeting. In the event that a special meeting of stockholders is called for the purpose of electing one or more directors to the Board of Directors, nominations of persons for election to the Board of Directors may be made at such special meeting only (i) by a stockholder who submitted a request for a special meeting in the manner provided for in the Amended and Restated Certificate of Incorporation prior to the Trigger Date (if stockholders are permitted to call a special meeting pursuant to the Amended and Restated Certificate of Incorporation), (ii) by or at the direction of the Board of Directors or any duly authorized committee thereof, or (iii) by any stockholder (if stockholders are permitted to call a special meeting of stockholders pursuant to the Amended and Restated Certificate of Incorporation) other than any stockholder who submitted a request for a special meeting in accordance with the Amended and Restated Certificate of Incorporation that included the election of directors in the request who (A) is a stockholder of record (1) at the time of giving of notice provided for in this Bylaw, (2) on the record date for the determination of stockholders of the Corporation entitled to vote at the meeting, and (3) at the time of the special meeting, (B) is entitled to vote at the meeting and (C) complies with the procedures provided for in Section 10(a) of this ARTICLE II, including, without limitation, delivering the stockholder’s notice required by Section 10(a) of this ARTICLE II with respect to any nomination (including, without limitation, the completed and signed questionnaire, representation and agreement required by Section 10(a)(ii)(D) of this ARTICLE II) to the Secretary not earlier than the Close of Business on the 120th day prior to such special meeting, nor later than the Close of Business on the later of the 90th day prior to such special meeting or the 10th day following the date on which Public Announcement is first made by the Corporation of the special meeting and of the nominees, if any, proposed by the Board of Directors to be elected at such meeting. In no event shall the Public Announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(c) General.

(i) Only such persons who are nominated in accordance with the procedures set forth in this Section 10 of ARTICLE II shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Bylaw; provided, however, that nothing in these Bylaws shall be deemed to affect the rights of (A) holders of one or more series of preferred stock to elect directors pursuant to the Amended and Restated Certificate of Incorporation, (B) any person to nominate directors pursuant to the Amended and Restated Certificate of Incorporation or that certain Stockholders Agreement dated on or about February 12, 2025 (as amended, restated or supplemented in accordance with its terms, the “Stockholders Agreement”), by and among the Corporation and the investors named therein or (C) the right of the Board of Directors to fill newly created directorships or vacancies on the Board of Directors pursuant to the Amended and Restated Certificate of Incorporation, in each case, without being subject to the procedures set forth in this Section 10 of ARTICLE II.

(ii) Except as otherwise provided by law, (A) the Board of Directors (or in the case of a proposal or nomination from the floor of the meeting, the chairperson of the meeting) shall have the power and duty to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Bylaw (including, without limitation, whether the Noticing Stockholder, if any, on whose behalf the nomination or other business proposal is made, provided all information and complied with all requirements under Section 10(a) of ARTICLE II within the time frames specified herein and complied with the requirements of Rule 14a-19 of the Exchange Act) and (B) if any proposed nomination or other business is determined not to have been made or proposed in compliance with this Bylaw, including due to a failure to comply with the requirements of Rule 14a-19 of the Exchange Act, the Corporation may declare that such nomination shall be disregarded or that such proposed business shall not be transacted, notwithstanding that votes and proxies in respect of any such nomination or other business may have been received by the Corporation. The number of nominees a Noticing Stockholder may nominate for election at a meeting of stockholders (or in the case of a Noticing Stockholder giving the notice on behalf of a beneficial owner, the number of nominees a Noticing Stockholder may nominate for election at the annual meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such meeting.

(iii) Notwithstanding the foregoing provisions of this Bylaw, (A) unless otherwise required by law, if the Noticing Stockholder (or a Qualified Representative (as defined below) thereof) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or propose other business, such nomination shall be disregarded and such business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation, and (B) a stockholder must also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Bylaw; provided that any references in this Bylaw to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or other proposals as to any other business to be considered pursuant to Section 10(a) or Section 1(b) of this ARTICLE II. Nothing in this Bylaw shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or any other applicable federal or state securities law with respect to that stockholder’s request to include proposals in the Corporation’s proxy statement.

(iv) For purposes of this Section 10 of ARTICLE II, delivery of any notice or materials by a stockholder as required under this Section 10 of ARTICLE II shall be made by hand delivery, overnight courier service, or by certified or registered mail, return receipt requested, in each case to the Secretary at the principal executive offices of the Corporation.

(v) A stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which such color shall be reserved for the exclusive use of the Corporation.

(vi) Definitions. For purposes of these Bylaws, the term:

(A) “Affiliate” shall have the meaning attributed to such term in Rule 12b-2 under the Exchange Act and the rules and regulations promulgated thereunder;

(B) “Associate” shall have the meaning attributed to such term in Rule 12b-2 under the Exchange Act and the rules and regulations promulgated thereunder;

(C) “Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in Irvine, California or New York, New York are authorized or obligated by law or executive order to close;

(D) “Close of Business” shall mean 5:00 p.m. local time at the principal executive offices of the Corporation, and if an applicable deadline falls on the Close of Business on a day that is not a Business Day, then the applicable deadline shall be deemed to be the Close of Business on the immediately preceding Business Day;

(E) “Noticing Stockholder” shall mean the stockholder providing the notice of a nomination or other business proposed to be brought before a meeting;

(F) “Proposing Person” shall mean (i) the Noticing Stockholder, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of a nomination or other business proposed to be brought before a meeting is made, and (iii) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such stockholder in such solicitation;

(G) “Public Announcement” shall mean disclosure in a press release by the Corporation reported by the Dow Jones News Service, Associated Press, Business Wire or comparable national news service or in any document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder; and

(H) “Qualified Representative” of a Noticing Stockholder shall mean a duly authorized officer, manager or partner of such Noticing Stockholder or authorized by a writing executed by such Noticing Stockholder (or a reliable reproduction or electronic transmission of the writing) delivered to the Corporation prior to the presentation of any matters at any meeting of stockholders stating that such person is authorized to act for such Noticing Stockholder as proxy at such meeting of stockholders.

(d) Submission of Questionnaire, Representation and Agreement. To be qualified to be a nominee for election or re-election as a director of the Corporation, a person must deliver in writing (in accordance with the time periods prescribed for delivery of notice under this Section 10 of ARTICLE II) to the Secretary at the principal executive offices of the Corporation (A) a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (in the form provided by the Secretary upon written request of any stockholder of record identified by name within five Business Days of such written request) and (B) a written representation and agreement (in the form provided by the Secretary upon written request of any stockholder of record identified by name within five Business Days of such written request) that such person (1) is not and will not become a party to (x) any agreement, arrangement or understanding (whether written or oral) with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (y) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (2) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation, (3) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable rules of the exchanges upon which the securities of the Corporation are listed and all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation, (4) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, intends to serve a full term if elected as a director of the Corporation, and (5) such person’s written consent to being named in the Corporation’s proxy statement as a nominee.

Section 11. Fixing a Record Date for Stockholder Meetings. In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 days nor less than 10 days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the Close of Business on the next day preceding the day on which notice is first given, or, if notice is waived, at the Close of Business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting in conformity herewith; and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 10 of ARTICLE II at the adjourned meeting.

Section 12. Conduct of Meetings.

(a) Generally. Meetings of stockholders shall be presided over by the Chairperson of the Board, if any, or in the Chairperson of the Board’s absence or disability, by the Vice Chairperson of the Board, if any, or in the Vice Chairperson of the Board’s absence or disability, the Chief Executive Officer, or in the Chief Executive Officer’s absence or disability, by the President, if any, or in the President’s absence or disability, by a chairperson designated by the Board of Directors. The Secretary shall act as secretary of the meeting, but in the Secretary’s absence or disability the chairperson of the meeting may appoint any person to act as secretary of the meeting.

(b) Rules, Regulations and Procedures. The Board of Directors may adopt by resolution such rules, regulations and procedures for the conduct of any meeting of stockholders of the Corporation as it shall deem appropriate including, without limitation, such guidelines and procedures as it may deem appropriate regarding the participation by means of remote communication of stockholders and proxyholders not physically present at a meeting. Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board of Directors, the chairperson of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairperson, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairperson of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairperson of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; (v) limitations on the time allotted to questions or comments by participants; and (vi) restrictions on the use of mobile phones, audio or video recording devices and similar devices at the meeting. The chairperson of the meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a nomination or matter or other business was not properly brought before the meeting and if such chairperson should so determine, such chairperson shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the chairperson of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. The chairperson of the meeting shall announce at the meeting when the polls for each matter to be voted upon at the meeting will be opened and closed. After the polls close, no ballots, proxies or votes or any revocations or changes thereto may be accepted. The chairperson of the meeting shall have the power, right and authority, for any or no reason, to convene, recess or adjourn any meeting of stockholders.

(c) Inspectors of Elections. The Corporation may, and to the extent required by law shall, in advance of any meeting of stockholders, appoint one or more inspectors of election to act at the meeting and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chairperson of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by law, inspectors may be officers, employees or agents of the Corporation. No person who is a candidate for an office at an election may serve as an inspector at such election. Each inspector, before entering upon the discharge of such inspector’s duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspector shall have the duties prescribed by law and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by law.

ARTICLE III

DIRECTORS.

Section 1. General Powers. Except as otherwise provided in the Amended and Restated Certificate of Incorporation or the DGCL, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

Section 2. Number and Term of Office. The Board of Directors shall consist of such number of directors and each director shall hold office for such term as set forth in the Amended and Restated Certificate of Incorporation.

Section 3. Election of Directors. The directors shall be elected at the annual meetings of stockholders as specified in the Amended and Restated Certificate of Incorporation and each director of the Corporation shall hold office until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal.

Section 4. Regular Meetings. The Board of Directors shall hold an annual meeting for the purpose of organization and the transaction of any business immediately after the annual meeting of the stockholders, at such place as shall be determined by the Board of Directors and publicized among all directors, without other notice than as provided by this Bylaw. Other regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors and publicized among all directors.

Section 5. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, if any, or by the Chief Executive Officer, or by the Secretary upon the written request of a majority of the directors then in office and in each case shall be held at the place, if any, on the date and at the time as he, she or they shall fix. Any and all business may be transacted at a special meeting of the Board of Directors.

Section 6. Notice and Place of Meetings. Notice of regular meetings of the Board of Directors need not be given except as otherwise required by law or these Bylaws. Notice of each special meeting of the Board of Directors, and, if required by law or these Bylaws, of each regular meeting of the Board of Directors, shall be given by the Secretary as hereinafter provided in this Section 6 of ARTICLE III. Such notice shall state the date, time and place, if any, of the meeting. Notice of any special meeting, and of any regular meeting for which notice is required, shall be given to each director at least (a) 24 hours before the meeting if by telephone or by being personally delivered or sent by overnight courier, telecopy, electronic transmission, email or similar means or (b) five days before the meeting if delivered by mail to the director’s residence or usual place of business. Such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage prepaid, or when transmitted if sent by telex, telecopy, electronic transmission, email or similar means. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 7. Waiver of Notice. Any director may waive notice of any meeting of directors by a writing signed by the director or by electronic transmission. Any member of the Board of Directors or any committee thereof who is present at a meeting shall have waived notice of such meeting except when such member attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened and does not further participate in the meeting.

Section 8. Chairperson of the Board, Quorum, Required Vote and Adjournment. The Board of Directors may elect a Chairperson of the Board. The Chairperson of the Board must be a director and may be an officer of the Corporation. Subject to the provisions of these Bylaws and the direction of the Board of Directors, the Chairperson of the Board shall perform all duties and have all powers which are commonly incident to the position of Chairperson of the Board or which are delegated to him or her by the Board of Directors, preside at all meetings of the stockholders and Board of Directors at which he or she is present and have such powers and perform such duties as the Board of Directors may from time to time prescribe. If the Chairperson of the Board is not present at a meeting of the Board of Directors, the Vice Chairperson of the Board, if any, shall preside over such meeting, and if the Vice Chairperson of the Board is not present at such meeting or has not been elected, the Chief Executive Officer (if the Chief Executive Officer is a director and is not also the Chairperson of the Board) shall preside at such meeting, and, if the Chief Executive Officer is not present at such meeting, a majority of the directors present at such meeting shall elect one of the directors present at the meeting to so preside.

A majority of the Board of Directors at any time in office shall constitute a quorum. At any meeting at which a quorum is present, the vote of a majority of the members present shall be the act of the Board of Directors unless the act of a greater number is specifically required by the DGCL or by the Amended and Restated Certificate of Incorporation or these Bylaws. At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board of Directors may from time to time determine. If a quorum shall not be present at any meeting of the Board of Directors, the directors present may, to the fullest extent permitted by law, adjourn the meeting from time to time, without notice other than announcement at the meetingS, eucntitiolna9q.uorumCosmhamllibtteepsr.esent.

(a) Subject to the terms of the Amended and Restated Certificate of Incorporation, the Board of Directors may designate one or more committees, including, without limitation, an executive committee, consisting of one or more of the directors of the Corporation, and any committees required by the rules and regulations of such exchange as any securities of the Corporation are listed. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Except to the extent restricted by applicable law or the Amended and Restated Certificate of Incorporation, each such committee, to the extent provided by the DGCL and in the resolution creating it, shall have and may exercise all the powers and authority of the Board of Directors. Each such committee shall serve at the pleasure of the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors upon request.

(b) Each committee of the Board of Directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the Board of Directors designating such committee. Unless otherwise provided in such a resolution, the presence of at least a majority of the members of the committee shall be necessary to constitute a quorum. All matters shall be determined by a majority vote of the members present at a meeting at which a quorum is present. Unless otherwise provided in such a resolution, in the event that a member and that member’s alternate, if alternates are designated by the Board of Directors, of such committee is or are absent or disqualified, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.

Section 10. Compensation. The Board of Directors shall have the authority to fix the compensation, including, without limitation, fees, reimbursement of expenses and equity compensation, of non-employee directors for services to the Corporation in any capacity, including, without limitation, for attendance of meetings of the Board of Directors or participation on any committees. No director who is also an employee of the Corporation, shall receive any compensation for his service as a director of the Corporation.

Section 11. Action Without a Meeting. Unless otherwise restricted by the Amended and Restated Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by facsimile or any other form of electronic transmission. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 12. Meetings Through Use of Communications Equipment. Members of the Board of Directors, or any committee designated by the Board of Directors, shall, except as otherwise provided by the DGCL, the Amended and Restated Certificate of Incorporation or these Bylaws, have the power to participate in a meeting of the Board of Directors, or any committee, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at the meeting.

ARTICLE IV

OFFICERS.

Section 1. Number and Election. The officers of the Corporation shall include a Chief Executive Officer, Secretary and any other officer required by the DGCL, each of whom shall be elected by the Board of Directors. In addition, and subject to the authority of the Chief Executive Officer to appoint officers as set forth in Section 11 of this ARTICLE IV, the Board of

Directors may elect a President, one or more Vice Presidents, a Chief Financial Officer, a Treasurer and such other officers and assistant officers as may be deemed necessary or desirable by the Board of Directors. Any number of offices may be held by the same person. In its discretion, the Board of Directors may choose not to fill any office for any period as it may deem advisable.

Section 2. Term of Office. Each officer shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

Section 3. Removal. Any officer or agent of the Corporation may be removed with or without cause by the Board of Directors, a duly authorized committee thereof or by such officers as may be designated by a resolution of the Board of Directors, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Any officer appointed by the Chief Executive Officer in accordance with Section 11 of this ARTICLE IV may also be removed by the Chief Executive Officer in his or her sole discretion.

Section 4. Vacancies. Any vacancy occurring in any office because of death, resignation, removal, disqualification or otherwise may be filled by the Board of Directors or the Chief Executive Officer in accordance with Section 11 of this ARTICLE IV.

Section 5. Compensation: Compensation of all executive officers shall be approved by the Board of Directors or a duly authorized committee thereof, and no officer shall be prevented from receiving such compensation by virtue of his or her also serving as a director of the Corporation.

Section 6. Chief Executive Officer. The Chief Executive Officer shall have the powers and perform the duties incident to that position. The Chief Executive Officer shall, in the absence or disability of the Chairperson of the Board and the Vice Chairperson of the Board (if any), preside at each meeting of (a) the Board of Directors if the Chief Executive Officer is a director and (b) the stockholders. Subject to the powers of the Board of Directors and the Chairperson of the Board, the Chief Executive Officer shall be in general and active charge of the entire business and affairs of the Corporation and shall be its chief policy-making officer. The Chief Executive Officer shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or provided in these Bylaws. The Chief Executive Officer is authorized to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. The Chief Executive Officer shall, in the absence or disability of the President, perform all the duties and responsibilities and exercise all the powers of the President.

Section 7. The President. The President shall, subject to the powers of the Board of Directors, the Chairperson of the Board and the Chief Executive Officer, have general charge of the business, affairs and property of the Corporation, and control over its officers, agents and employees. The President shall see that all orders and resolutions of the Board of Directors are carried into effect. The President is authorized to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. The President shall, in the absence or disability of the Chief Executive Officer, act with all of the powers and be subject to all of the restrictions of the Chief Executive Officer. The President, if any, shall have such other powers and perform such other duties as may be prescribed by the Chairperson of the Board, the Chief Executive Officer, the Board of Directors or as may be provided in these Bylaws.

Section 8. Vice Presidents. The Vice President, if any, or if there shall be more than one, the Vice Presidents, in the order determined by the Board of Directors or the Chairperson of the Board, shall perform such duties and have such powers as the Board of Directors, the Chairperson of the Board, the Chief Executive Officer, the President, if any, or as these Bylaws may, from time to time, prescribe. The Vice Presidents may also be designated as Executive Vice Presidents or Senior Vice Presidents.

Section 9. The Secretary and Assistant Secretaries. The Secretary shall attend all meetings of the Board of Directors (other than executive sessions thereof) and all meetings of the stockholders and record all the proceedings of the meetings in a book or books to be kept for that purpose or shall ensure that his or her designee attends each such meeting to act in such capacity. Under the Board of Directors’ supervision, the Secretary shall give, or cause to be given, all notices required to be given by these Bylaws or by law; shall have such powers and perform such duties as the Board of Directors, the Chairperson of the Board, the Chief Executive Officer, the President, if any, or these Bylaws may, from time to time, prescribe; and shall have custody of the corporate seal of the Corporation. The Secretary, or an Assistant Secretary, shall have authority to affix the corporate seal to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature. The Assistant Secretary, if any, or if there be more than one, any of the assistant secretaries, shall in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors, the Chairperson of the Board, the Chief Executive Officer, the President, if any, or Secretary may, from time to time, prescribe.

Section 10. The Chief Financial Officer and the Treasurer. The Chief Financial Officer, if any, shall have the custody of the corporate funds and securities; shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation as shall be necessary or desirable in accordance with applicable law or generally accepted accounting principles; shall deposit all monies and other valuable effects in the name and to the credit of the Corporation as may be ordered by the Chairperson of the Board or the Board of Directors; shall receive, and give receipts for, moneys due and payable to the Corporation from any source whatsoever; shall cause the funds of the Corporation to be disbursed when such disbursements have been duly authorized, taking proper vouchers for such disbursements; and shall render to the Board of Directors, at its regular meeting or when the Board of Directors so requires, an account of the financial condition and operations of the Corporation; shall have such powers and perform such duties as the Board of Directors, the Chairperson of the Board, the Chief Executive

Officer, the President, if any, or these Bylaws may, from time to time, prescribe. The Treasurer, if any, shall in the absence or disability of the Chief Financial Officer, perform the duties and exercise the powers of the Chief Financial Officer, subject to the power of the Board of Directors. The Treasurer, if any, shall perform such other duties and have such other powers as the Board of Directors may, from time to time, prescribe.

Section 11. Appointed Officers. In addition to officers designated by the Board of Directors in accordance with this ARTICLE IV, the Chief Executive Officer shall have the authority to appoint other officers below the level of Board of Directors-appointed Vice President as the Chief Executive Officer may from time to time deem expedient and may designate for such officers titles that appropriately reflect their positions and responsibilities, including but not limited to the titles of Executive Vice President, Senior Vice President and Vice President. Such appointed officers shall have such powers and shall perform such duties as may be assigned to them by the Chief Executive Officer or the senior officer to whom they report, consistent with corporate policies. An appointed officer shall serve until the earlier of such officer’s resignation or such officer’s removal by the Chief Executive Officer or the Board of Directors at any time, either with or without cause.

Section 12. Other Officers, Assistant Officers and Agents. Officers, assistant officers and agents, if any, other than those whose duties are provided for in these Bylaws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors.

Section 13. Delegation of Authority. The Board of Directors may by resolution delegate the powers and duties of any officer to any other officer or to any director, or to any other person whom it may select.

ARTICLE V

CAPITAL STOCK.

Section 1. Form. The shares of stock of the Corporation shall be uncertificated, provided that the Board of Directors may provide by resolution that some or all of any or all classes or series of its stock shall be represented by certificates. If shares are represented by certificates, the certificates shall be in such form as required by applicable law and the Amended and Restated Certificate of Incorporation and as determined by the Board of Directors. Each certificate shall certify the number of shares owned by such holder in the Corporation and shall be signed by, or in the name of the Corporation by, two authorized officers of the Corporation, including, but not limited to, the Chairperson of the Board (if an officer), the Chief Executive Officer, the President, if any, a Vice President, if any, the Treasurer, if any, the Secretary and an Assistant Secretary, if any, of the Corporation. Any or all signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer, transfer agent or registrar of the Corporation whether because of death, resignation or otherwise before such certificate or certificates have been issued by the Corporation, such certificate or certificates may nevertheless be issued as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer, transfer agent or registrar of the Corporation at the date of issue. When shares are not represented by certificates, shares of stock of the Corporation shall only be transferred on the books of the Corporation by the holder of record thereof or by such holder’s attorney duly authorized in writing, with such evidence of the authenticity of such transfer, authorization and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer stamps, and within a reasonable time after the issuance or transfer of such shares, the Corporation shall, if required by applicable law, send the holder to whom such shares have been issued or transferred a written statement of the information required by applicable law. Unless otherwise provided by applicable law, the Amended and Restated Certificate of Incorporation, Bylaws or any other instrument, the rights and obligations of the holders of uncertificated stock and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

Section 2. Lost Certificates. The Corporation may issue or direct a new certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates previously issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the owner of the lost, stolen or destroyed certificate. When authorizing such issue of a new certificate or certificates or uncertificated shares, the Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to give the Corporation a bond in such sum as it may direct, sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

Section 3. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its records as the owner of shares of stock to receive dividends, to vote, to receive notifications and otherwise to exercise all the rights and powers of an owner, except as otherwise required by applicable law. The Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares of stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by applicable law.

Section 4. Fixing a Record Date for Purposes Other Than Stockholder Meetings or Actions by Written Consent. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment or any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purposes of any other lawful action (other than stockholder meetings which are expressly governed by Sections 11 of Article II hereof), the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the Close of Business on the day on which the Board of Directors adopts the resolution relating thereto.

ARTICLE VI

DIVIDENDS, SURPLUS, ETC.

Subject to and in accordance with applicable law, the Amended and Restated Certificate of Incorporation and any certificate of designation relating to any series of preferred stock, dividends upon the shares of capital stock of the Corporation may be declared and paid by the Board of Directors, in accordance with applicable law. Dividends may be paid in cash, in property or in shares of the Corporation’s capital stock, subject to the provisions of applicable law and the Amended and Restated Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends a reserve or reserves for any proper purpose. The Board of Directors may modify or abolish any such reserves in the manner in which they were created.

ARTICLE VII

MISCELLANEOUS PROVISIONS.

Section 1. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

Section 2. Corporate Seal. The corporate seal, if any, shall be in such form as approved by the Board of Directors which shall be in the form of a circle and shall have inscribed thereon the name of the Corporation and the words “Corporate Seal, Delaware” and may be altered if so determined by the Board of Directors. The corporate seal, if any, may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced.

Section 3. Checks, Drafts, etc.: All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner, as shall from time to time be designated by resolution of the Board of Directors.

Section 4. Contracts. In addition to the powers otherwise granted to officers pursuant to ARTICLE IV hereof, the Board of Directors may authorize any officer or officers, or any agent or agents, in the name and on behalf of the Corporation to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

Section 5. Voting Stock of Other Corporations. Voting securities in any other corporation or entity held by the Corporation shall be voted by the Chairperson of the Board, Chief Executive Officer, the President, if any, or the Chief Financial Officer, if any, unless the Board of Directors specifically confers authority to vote with respect thereto, which authority may be general or confined to specific instances, upon some other person or officer. Any person authorized to vote securities shall have the power to appoint proxies, with general power of substitution.

Section 6. Facsimile Signatures. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws and subject to applicable law, facsimile and any other forms of electronic signatures of any officer or officers of the Corporation may be used.

Section 7. Section Headings. Section headings in these Bylaws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

Section 8. Inconsistent Provisions. In the event that any provision (or part thereof) of these Bylaws is or becomes inconsistent with any provision of the Amended and Restated Certificate of Incorporation, the DGCL, any other applicable law, the relevant provision (or part thereof) of these Bylaws shall to the maximum extent permitted by law be construed to be consistent with such other provision or provisions, and to the extent such Bylaw provision may not be so construed, such Bylaw provision shall be deemed amended to read consistently with such other provision and as so amended shall be given full force and effect.

ARTICLE VIII

INDEMNIFICATION.

Section 1. Right to Indemnification and Advancement. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including involvement, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, manager, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including, without limitation, attorneys’ fees and related disbursements, judgments, fines, excise taxes or penalties under the Employee Retirement Income Security Act of 1974, as amended from time to time (“ERISA”) and any other penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that, except as provided in this Section 1 of ARTICLE VIII with respect to proceedings to enforce rights to indemnification and advance of expenses (as defined below), the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized in the specific case by the Board of Directors of the Corporation. The rights to indemnification and advancement of expenses conferred in this Section 1 of ARTICLE VIII shall be contract rights.

In addition to the right to indemnification conferred herein, an indemnitee shall also have the right, to the fullest extent not prohibited by law, to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (an “ advance of expenses”); provided, however, that if and to the extent that the DGCL requires, an advance of expenses shall be made only upon delivery to the Corporation of an undertaking (an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 1 of ARTICLE VIII or otherwise.

The Corporation may also, by action of its Board of Directors, provide indemnification and advancement to employees and agents of the Corporation. Any reference to an officer of the Corporation in this ARTICLE VIII shall be deemed to refer exclusively to the Chairperson of the Board, Chief Executive Officer, President, if any, Secretary and Treasurer, if any, of the Corporation appointed pursuant to ARTICLE IV, and to any Vice President, Assistant Secretary, Assistant Treasurer or other officer of the Corporation appointed by the Board of Directors pursuant to ARTICLE IV of these Bylaws, and any reference to an officer of any other enterprise shall be deemed to refer exclusively to an officer appointed by the Board of Directors or equivalent governing body of such other entity pursuant to the certificate of incorporation and bylaws or equivalent organizational documents of such other enterprise. The fact that any person who is or was an employee of the Corporation or an employee of any other enterprise has been given or has used the title of “Vice President” or any other title that could be construed to suggest or imply that such person is or may be an officer of the Corporation or of such other enterprise, including, without limitation, any title granted to such person by the Chief Executive Officer pursuant to Section 11 of ARTICLE IV, shall not result in such person being constituted as, or being deemed to be, an officer of the Corporation or of such other enterprise for purposes of this ARTICLE VIII unless such person’s appointment to such office was approved by the Board of Directors pursuant to ARTICLE IV.

Section 2. Procedure for Indemnification. Any claim for indemnification or advance of expenses by an indemnitee under this Section 2 of ARTICLE VIII shall be made promptly, and in any event within 45 days (or, in the case of an advance of expenses, 20 days, provided that the director or officer has delivered the undertaking contemplated by Section 1 of this ARTICLE VIII if required), upon the written request of the indemnitee. If the Corporation denies a written request for indemnification or advance of expenses, in whole or in part, or if payment in full pursuant to such request is not made within 45 days (or, in the case of an advance of expenses, 20 days, provided that the indemnitee has delivered the undertaking contemplated by Section 1 of this ARTICLE VIII if required), the right to indemnification or advances as granted by this ARTICLE VIII shall be enforceable by the indemnitee in any court of competent jurisdiction. Such person’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation to the fullest extent permitted by applicable law. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of expenses where the undertaking required pursuant to Section 1 of this ARTICLE VIII, if any, has been tendered to the Corporation) that the claimant has not met the applicable standard of conduct which make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proof shall be on the Corporation to the fullest extent permitted by law. Neither the failure of the Corporation (including, without limitation, its Board of Directors, a committee thereof, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including, without limitation, its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 3. Insurance. Subject to the terms of the Amended and Restated Certificate of Incorporation, the Corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was or has agreed to become a director, manager, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, manager, officer, partner, member, trustee, administrator, employee or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise against any expense, liability or loss asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such expenses, liability or loss under the DGCL.

Section 4. Service for Subsidiaries. Any person serving as a director, manager, officer, partner, member, trustee, administrator, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, at least 50% of whose equity interests are owned by the Corporation (a “subsidiary” for purposes of this ARTICLE VIII) shall be conclusively presumed to be serving in such capacity at the request of the Corporation.

Section 5. Reliance. Persons who after the date of the adoption of this provision become or remain directors or officers of the Corporation or who, while a director or officer of the Corporation, become or remain a director, manager, officer, employee or agent of a subsidiary, shall be conclusively presumed to have relied on the rights to indemnity, advance of expenses and other rights contained in this ARTICLE VIII in entering into or continuing such service. To the fullest extent permitted by applicable law, the rights to indemnification and to the advance of expenses conferred in this ARTICLE VIII shall apply to claims made against an indemnitee arising out of acts or omissions which occurred or occur both prior and subsequent to the adoption hereof. Any amendment, alteration or repeal of this ARTICLE VIII that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit, eliminate, or impair any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

Section 6. Non-Exclusivity of Rights; Continuation of Rights of Indemnification. The rights to indemnification and to the advance of expenses conferred in this ARTICLE VIII shall not be exclusive of any other right which any person may have or hereafter acquire under the Amended and Restated Certificate of Incorporation or under any statute, bylaw, agreement, vote of stockholders or disinterested directors or otherwise. All rights to indemnification under this ARTICLE VIII shall be deemed to be a contract between the Corporation and each director or officer of the Corporation who serves or served in such capacity at any time while this

ARTICLE VIII is in effect. Any repeal or modification of this ARTICLE VIII or repeal or modification of relevant provisions of the DGCL or any other applicable laws shall not in any way diminish any rights to indemnification and advancement of expenses of such director or officer or the obligations of the Corporation arising hereunder with respect to any proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such repeal or modification.

Section 7. Merger or Consolidation. For purposes of this ARTICLE VIII, references to the “Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including, without limitation, any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, manager, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, manager, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this ARTICLE VIII with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

Section 8. Savings Clause. To the fullest extent permitted by law, if this ARTICLE VIII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and advance expenses to each person entitled to indemnification under Section 1 of this ARTICLE VIII as to all expense, liability and loss (including, without limitation, attorneys’ fees and related disbursements, judgments, fines, ERISA excise taxes and penalties and any other penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person and for which indemnification and advancement of expenses is available to such person pursuant to this ARTICLE VIII to the fullest extent permitted by any applicable portion of this ARTICLE VIII that shall not have been invalidated.

Section 9. Indemnitor of First Resort. Notwithstanding that a director or officer of the Corporation (collectively, the “Covered Persons”) may have certain rights to indemnification, advancement of expenses or insurance provided by other persons (collectively, the “Other Indemnitors”), with respect to the rights to indemnification, advancement of expenses or insurance set forth herein, the Corporation: (a) shall be the indemnitor of first resort (i.e., its obligations to Covered Persons are primary and any obligation of the Other Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by Covered Persons are secondary); and (b) shall be required to advance the full amount of expenses incurred by Covered Persons and shall be liable for the full amount of all liabilities, without regard to any rights Covered Persons may have against any of the Other Indemnitors. No advancement or payment by the Other Indemnitors on behalf of Covered Persons with respect to any claim for which Covered Persons have sought indemnification from the Corporation shall affect the immediately preceding sentence, and the Other Indemnitors shall have a right of contribution or be subrogated to the extent of such advancement or payment to all of the rights of recovery of Covered Persons against the Corporation. Notwithstanding anything to the contrary herein, the obligations of the Corporation under this Section 9 of ARTICLE VIII shall only apply to Covered Persons in their capacity as Covered Persons.

Section 10. Survival. In the event of the death of any person having a right of indemnification under the foregoing provisions, such right shall inure to the benefit of his or her heirs, executors, administrators, and personal representatives.

ARTICLE IX

AMENDMENTS.

These Bylaws may be altered, amended or repealed or new Bylaws adopted only in accordance with the Amended and Restated Certificate of Incorporation.

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